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                                                   For more information contact:

                                  Todd Wolfenbarger / media and industry analyst
                                            703-547-2011 / 703-675-3496 portable
                                                      twolfenbarger@nextlink.com

                                  Lisa Miles / financial analysts   703-547-2440

                                                       Forstmann Little Contact:
                                                       George Sard/Anna Cordasco
                                     Citigate Sard Verbinnen & Co.  212-687-8080



                  NEXTLINK Communications Announces Closing of
                    $400 Million Forstmann Little Investment

McLEAN, VA (July 10, 2000) - NEXTLINK Communications, Inc. (NASDAQ:NXLK), one of the world's fastest growing providers of broadband communications services, announced today the closing of the $400 million investment by Forstmann Little in NEXTLINK previously announced on May 23, 2000.

In the transaction, Forstmann Little made the $400 million equity investment in the form of preferred stock that is convertible into NEXTLINK common stock. Forstmann Little's total investment in NEXTLINK is now $1.25 billion, including its previous investment of $850 million, also in the form of preferred stock convertible into NEXTLINK common stock, which closed on January 20, 2000.

Since its founding in 1978, Forstmann Little has made 26 acquisitions and significant equity investments, returning billions of dollars to its investors. The firm's best-known investments include Gulfstream Aerospace, General Instrument and Ziff-Davis Publishing. Current investments include: Yankee Candle Company (NYSE: YCC), the leading maker and marketer of premium candles; Community Health Systems (NYSE: CYH), a leading rural hospital company; McLeodUSA (NASDAQ: MCLD), one of the fastest-growing integrated communications providers; and Intelisys Electronic Commerce, a pioneer in Internet-based business-to-business procurement solutions.

NEXTLINK Communications is one of the world's leading providers of broadband communications services offering local and long distance voice communication services, Digital Subscriber Line (DSL) access, Web hosting and e-commerce service, Virtual Private Networks (VPNs), dedicated access, global transit and application infrastructure services for delivering applications over the Internet or a VPN. NEXTLINK has assembled an unrivaled set of facilities-based broadband networks that, when complete, will serve much of the United States, Canada and



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Europe. In the United States, NEXTLINK has more than 410,000 metro fiber miles in operation and a 384,000 fiber-mile inter-city network under construction. The Company is also North America's largest holder of fixed broadband wireless spectrum, with licenses covering 95 percent of the population of the 30 largest U.S. cities and a partnership with licenses covering all of the top cities in Canada. NEXTLINK has also agreed in principle to acquire more than 80,000 metro fiber miles in Europe to serve the London, Frankfurt, Brussels, Amsterdam and Paris markets and an 88,000 fiber-mile pan-European fiber network connecting 21 major European cities and transatlantic capacity that will eventually expand to 10 Gbps.

                                      # # #

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements include those describing NEXTLINK's planned European and domestic networks. Management wishes to caution the reader that these forward-looking statements are only predictions and are subject to risks and uncertainties and actual results may differ materially from those indicated in the forward-looking statements as a result of a number of factors. These factors include, but are not limited to, the ability of NEXTLINK to negotiate and reach definitive agreements relating to the purchase of the European network on satisfactory terms, the ability of NEXTLINK to integrate its pre-merger business and operations with those of Concentric, NEXTLINK's ability to design and construct fiber optic networks, install cable and facilities, including switching electronics, to develop, install and provision LMDS equipment and interconnect that equipment with NEXTLINK's fiber networks and connect the networks, including LMDS equipment, to customers and on satisfactory terms and conditions, and risks related to NEXTLINK's national network strategy. NEXTLINK's business is subject to other risks and uncertainties described from time to time in NEXTLINK's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.


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